Exhibit 23.1

Consent of PricewaterhouseCoopers SA, Independent Accountants

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1996 Stock Purchase Plan, as amended, and the 1996 Employee Stock Purchase Plan, as amended of our report dated April 19, 2002 relating to the consolidated financial statements of Logitech International SA, included in its Annual Report (Form 20-F) for the fiscal year ended, March 31, 2002, filed with the Securities and Exchange Commission.

PRICEWATERHOUSECOOPERS SA

/s/ M FOLEY /s/ M PERRY

Lausanne, Switzerland
October 29, 2002